SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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Clifton Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

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June 29, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Clifton Bancorp Inc. We will hold the meeting at The Venetian, located at 546 River Drive, Garfield, New Jersey, on August 10, 2016 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of BDO USA, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, telephone or mail. If you attend the meeting, you may vote in person even if you have previously voted via the Internet or telephone or have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

CLIFTON BANCORP INC.

1433 Van Houten Avenue

Clifton, New Jersey 07015

(973) 473-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Wednesday, August 10, 2016

PLACE	The Venetian, 546 River Drive, Garfield, New Jersey

ITEMS OF BUSINESS	(1) The election of two directors to serve for a term of three years and one director to serve for a term of one year;

(2) The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2017;

(3) An advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

(4) Such other business that may properly come before the meeting or any postponements or adjournments of the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on June 17, 2016.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or telephone, or by completing and mailing a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Bart D’Ambra
Executive Vice President and Corporate Secretary

Clifton, New Jersey

June 29, 2016

NOTE: Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

CLIFTON BANCORP INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Clifton Bancorp Inc. (“Clifton Bancorp” or the “Company”) for the 2016 annual meeting of stockholders and for any adjournment or postponement of the meeting. Clifton Bancorp is the holding company for Clifton Savings Bank (“Clifton Savings” or “Bank”).

We are holding the 2016 annual meeting at The Venetian, located at 546 River Drive, Garfield, New Jersey, on August 10, 2016 at 9:00 a.m., local time.

This proxy statement and the proxy card are first being made available to stockholders of record beginning on or about June 29, 2016.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Clifton Bancorp common stock that you owned as of June 17, 2016. As of the close of business on June 17, 2016, a total of 23,738,548 shares of Clifton Bancorp common stock were outstanding. Each share of common stock has one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Clifton Bancorp in the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy to us or to vote in person at the meeting.

If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A brokerage statement or letter from a bank or broker are examples of proof of ownership that will allow you to attend the meeting. However, if you want to vote your shares of Clifton Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve for a term of three years and one director to serve for a term of one year. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2017, the affirmative vote of a majority of the votes cast at the annual meeting is required. Abstentions and broker non-votes will have no effect on the vote on this matter.

In voting on the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved on an advisory basis, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote on this matter. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

How We Count Votes. If you return validly signed and dated proxy instructions or attend and properly vote at the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Broker non-votes, if any, will be counted for purposes of determining the existence of a quorum, but are not considered “votes cast” with respect to a voting matter.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors or with respect to the advisory vote to approve the compensation of our named executive officers. Current regulations restrict the ability of your broker to vote on your behalf in the election of directors and with respect to compensation-related matters unless you provide voting instructions to your broker. Thus, if you hold your shares in street name and you do not instruct your broker how to vote with respect to the election of directors or the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. Your broker has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

The Board of Directors of Clifton Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Clifton Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Clifton Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on August 9, 2016.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

The Board of Directors recommends a vote:

•	“FOR” each of the nominees for director;

•	“FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Clifton Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

Participants in the Bank’s ESOP or 401(k) Savings Plan

If you participate in the Clifton Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Clifton Bancorp Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your vote authorization form to each plan’s trustee is August 3, 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors consists of six directors, all of whom the Board of Directors has determined to be independent under the listing requirements of the Nasdaq Global Select Market, except for Paul M. Aguggia, who serves as Chairman, President and Chief Executive Officer of Clifton Bancorp and Clifton Savings. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors the details of which are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers — Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to each director.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. The Board of Directors has approved a current leadership structure that is comprised of a combined Chairman of the Board and Chief Executive Officer, a Lead Independent Director, Board committees led by independent directors and active engagement by all directors. The Board believes this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

The Lead Independent Director, who is elected by the independent directors for a one-year term:

•	serves as an ex officio voting member of all committees of the Board of Directors;

•	serves as the chairman of the Executive Committee of the Board of Directors;

•	presides at all meetings of the Board at which the Chairman of the Board is not present, including all meetings of independent directors;

•	has the authority to call meetings of the independent directors;

•	serves as a liaison between the independent directors and the Chairman of the Board;

•	advises and consults with the Chairman and CEO on the need for special meetings, meeting agenda items, and the appropriate amount of time to address particular items;

•	recommends the membership and chairman position for each Board committee;

•	interviews all director candidates and makes a recommendation to the Nominating and Corporate Governance Committee;

•	is available for consultation and communication with stockholders; and

•	has the authority to retain advisors and consultants who report directly to the Board of Directors.

Currently, Joseph C. Smith serves as the Company’s Lead Independent Director.

The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, in the opinion of the Board of Directors, separating the offices of Chairman and Chief Executive Officer would not serve to materially enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, various committees of the Company’s Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all named executive officers of the Company, including the Chief Executive Officer, and reports to the Board. In addition, the Audit/Compliance Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. Similarly, the Nominating/Corporate Governance Committee, which is comprised solely of independent directors, oversees the shaping of governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Bancorp and monitoring compliance with these policies and guidelines. In the opinion of the Board of Directors, an independent Chairman does not add any material value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, budgetary risk caused by costs of governmental mandates for new programs and policies, compliance risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. As a result, the Board of Directors has established an Enterprise Risk Management Committee that reviews and oversees the Company’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Our executive management team and our Enterprise Risk Manager also attend Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters.

Committees of the Board of Directors

The following table identifies the members of the Audit/Compliance Committee, the Nominating/Corporate Governance Committee and the Compensation Committee as of June 17, 2016. All members of each committee are independent in accordance with the listing standards of the Nasdaq Global Select Market. Each of the committees operates under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter annually. The charters of all three committees are available on the Company’s website (www.cliftonbancorp.com).

Director	Audit/ Compliance Committee		Nominating/ Corporate Governance Committee		Compensation Committee
Stephen Adzima	X				X
Paul M. Aguggia
John H. Peto	X		X	*	X
Charles J. Pivirotto	X	*	X		X
Cynthia Sisco	X		X		X
Joseph C. Smith	X		X		X	*
Number of Meetings in fiscal 2016	11		3		21

*	Chairman

Audit/Compliance Committee. The Board of Directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Charles J. Pivirotto, CPA is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit/Compliance Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit/Compliance Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews and approves the compensation for our other executives. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s and Committee’s performance and recommends director candidates for each committee for appointment by the Board. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Nominating and Corporate Governance Committee Procedures

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet qualification requirements set forth in any Board or committee governing documents, as well as the Company’s bylaws.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees for election or appointment to the Board of Directors: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating/Corporate Governance Committee process for identifying and evaluating individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for prospective nominees, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating/ Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. However, the Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder must submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

6.	Proof that the person making the recommendation is herself, himself or itself a stockholder.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the year ended March 31, 2016, the Boards of Directors of the Company and the Bank held 30 and 18 meetings, respectively. No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Boards of Directors and the committees on which such director served.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct, and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure, and compliance with all applicable laws, rules and regulations.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All of the Company’s directors attended the fiscal 2015 annual meeting of stockholders.

Director Compensation for the 2016 Fiscal Year

The following table provides the compensation received by individuals who served as directors of the Company during the 2016 fiscal year. Mr. Aguggia receives no separate compensation for his service as a director. The table below shows the full fair value of stock awards and option awards on the date of grant. The actual value of stock awards and option awards depend on a director’s continued service and the market value of Clifton Bancorp common stock at the time of vesting. The awards below vest over a five-year period beginning on September 2, 2016. There can be no assurance that the actual values received will be at or near the values reflected below.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Stephen Adzima	$68,350	$377,763	$111,228	$57,542	$3,780	$618,663
Thomas A. Miller (6)	68,025	377,763	111,228	—	3,275	560,291
John H. Peto	68,025	377,763	111,228	—	3,275	560,291
Charles J. Pivirotto	68,675	377,763	111,228	38,150	3,275	599,091
Cynthia Sisco	68,675	377,763	111,228	28,260	3,275	589,201
Joseph C. Smith	68,350	377,763	111,228	—	3,275	560,616

(1)	Includes fees earned for service with Clifton Bancorp and Clifton Savings.
(2)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 regarding outstanding restricted stock awards based upon Clifton Bancorp’s stock price of $13.84 on September 2, 2015, the date of grant. At March 31, 2016, the aggregate number of unvested restricted stock award shares held in trust for directors was 28,697 for Mr. Adzima and 27,295 for each other director.
(3)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 of stock option awards granted on September 2, 2015 based upon a fair value of $1.63 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see note 10 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016. The actual value, if any, realized by directors from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. The aggregate outstanding stock options at March 31, 2016 was 68,238 for each director.
(4)	Amounts represent the annual change in the actuarial present value of the director’s accrued benefit under the Bank’s Directors’ Retirement Plan. The present value of the accrued benefit for Mr. Miller, Mr. Peto and Mr. Smith declined by $39,572, $54,446 and $20,919, respectively.
(5)	Represents dividends paid on unvested restricted stock awards.
(6)	Mr. Miller resigned from the Board of Directors effective May 4, 2016. Consequently, effective May 4, 2016, Mr. Miller forfeited all unvested restricted stock and option awards that the Company had granted to him prior to his resignation. In addition, following his resignation as a director, Mr. Miller received a lump sum payment totaling $636,419 in May 2016 under the Bank’s Directors’ Retirement Plan.

Cash Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees that were paid to non-employee directors for their service on the Board of Directors of Clifton Savings and the Board of Directors of Clifton Bancorp during fiscal 2016. Mr. Aguggia did not receive any retainers or fees for his service on the Boards of Directors.

Clifton Savings:

Annual retainer	$46,500
Additional annual retainer for committee chairmen (1)	$4,000

(1)	Chairmen of the Audit/Compliance, Nominating/Corporate Governance, Compensation, Investment and Commercial Loan Committees receive committee chairmen fees.

Clifton Bancorp:

Annual retainer	$9,000
Additional annual retainer for Audit/Compliance Committee members	$5,600
Additional fee per Audit/Compliance Committee meeting attended	$325

Directors’ Retirement Plan

Clifton Savings maintains the Clifton Savings Bank Directors’ Retirement Plan to provide non-employee directors with supplemental retirement income. All current nonemployee directors participate in the plan. The plan provides benefits, generally paid in equal monthly installments, upon a director’s retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Bancorp. However, participants may elect that any type of benefit under the plan be paid on an actuarially equivalent lump sum basis so long as the election complies with Section 409A of the Internal Revenue Code.

Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid during the twelve-month period ending on the date preceding retirement. The percentage paid as an annual benefit is determined by multiplying the participant’s years of service (up to a maximum of 10) by 10 percent. Alternatively an actuarially determined lump sum payment can be elected.

A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. Participants will receive a benefit upon a change in control of Clifton Savings or Clifton Bancorp. The benefit, payable annually for the life of the participant, equals the sum of the annual fees and retainer paid to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. Alternatively an actuarially determined lump sum payment can be elected.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company’s management is also required to prepare, as part of the Company’s 2016 Annual Report on Form 10-K, a report on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. The Company’s independent registered public accounting firm is also required by Section 404 to issue and include, as part of the Company’s 2016 Annual Report on Form 10-K, its opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants. Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit/Compliance Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. In concluding that the independent accountants are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the independent accountants were compatible with its independence.

The Audit/Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit/Compliance Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm which, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have appointed, subject to stockholder ratification, the Company’s independent accountants for the fiscal year ending March 31, 2017.

Audit/Compliance Committee the Board of Directors of Clifton Bancorp Inc.

Charles J. Pivirotto, Chairman

Stephen Adzima

John H. Peto

Cynthia Sisco

Joseph C. Smith

STOCK OWNERSHIP

The following table provides information as of June 17, 2016 about the persons and entities known to Clifton Bancorp to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)
T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,604,094	(2)	11.0%
Clifton Savings Bank Employee Stock Ownership Plan 1433 Van Houten Avenue Clifton, New Jersey 07015	1,770,508	(3)	7.5%
Renaissance Technologies LLC Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022	1,329,062	(4)	5.6%

(1)	Based on 23,738,548 shares of the Company’s common stock outstanding and entitled to vote as of June 17, 2016.
(2)	Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2016.
(3)	Includes 636,525 shares that have been allocated to employee stock ownership plan participants.
(4)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2016.

The following table provides information as of June 17, 2016 about the shares of Clifton Bancorp common stock that may be considered to be beneficially owned by each director, nominee for director, and current named executive officer listed in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated in the footnotes below, each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned(1)(2)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding(3)
Stephen Adzima	93,987	(4)	—	*
Paul M. Aguggia	247,475	(5)	—	1.0%
Bart D’Ambra	104,096		—	*
Stephen A. Hoogerhyde	95,426		—	*
Patricia C. Hrotko	41,916		—	*
John H. Peto	64,005		—	*
Christine R. Piano	136,702		—	*
Charles J. Pivirotto	41,595	(6)	72,453	*
Cynthia Sisco	182,819	(7)	72,453	1.1%
Joseph C. Smith	133,272	(8)	—	*
All directors and executive officers as a group (12 persons)	1,176,823		144,906	5.6%

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Includes shares allocated to the account of individuals under the Bank’s employee stock ownership plan with respect to which individuals have voting but not investment power as follows: Mr. Aguggia—5,482 shares; Mr. D’Ambra—34,042 shares; Mr. Hoogerhyde—29,475 shares; Ms. Hrotko—4,052; and Ms. Piano—38,942 shares.
(2)	Includes shares of unvested restricted stock held under the Clifton Bancorp Inc. 2005 Equity Incentive Plan and 2015 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Mr. Adzima—28,697 shares; Mr. Aguggia—136,475 shares; Messrs. D’Ambra and Hoogerhyde and Ms. Hrotko—34,119 shares each; Ms. Piano—61,414 shares; and each other director—27,295 shares each.
(3)	Based on 23,738,548 shares of the Company’s common stock outstanding and entitled to vote as of June 17, 2016, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(4)	Includes 20,080 shares held by a corporation owned by Mr. Adzima and 27,036 shares held by Mr. Adzima’s spouse as custodian for their children.
(5)	Includes 25,518 shares held in trust for Mr. Aguggia under the Bank’s supplemental executive retirement plan.
(6)	Includes 5,000 shares held by a corporation owned by Mr. Pivirotto.
(7)	Includes 78,248 shares held by Ms. Sisco as trustee for a revocable trust under which Ms. Sisco is also a beneficiary.
(8)	Includes 2,937 shares held by Mr. Smith’s son, for which shares Mr. Smith disclaims beneficial ownership.

ITEMS TO BE VOTED UPON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of six members. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Effective May 4, 2016, as a result of Thomas Miller’s resignation as a director, the Board of Directors reduced the size of the Board from seven to six members. To ensure that one-third of the Company’s directors continue to be elected each year, the Board of Directors has also elected to nominate one director whose term expires at the annual meeting to a one-year term. Accordingly, the Board of Directors’ has nominated (i) Stephen Adzima and Charles J. Pivirotto for election at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified, and (ii) Cynthia Sisco for election at the annual meeting to serve for a one-year term or until her successor has been elected and qualified. Each of the nominees is currently a director of Clifton Bancorp and Clifton Savings.

Unless you indicate on the proxy card that your shares should not be voted for a certain nominee, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If a nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Adzima and Pivirotto and Ms. Sisco.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2016. The indicated period of service as a director includes the period of service as a director of Clifton Savings. Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

Nominees for Election as Directors

The nominees standing for election to serve for a three-year term are:

Stephen Adzima has been the president of Universal Electric Motor Service Inc., a company that specializes in the sales and service of electric motors, pumps, controls and generators, since 1978. Age 63. Director since 2012.

Mr. Adzima’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and commercial and consumer environments.

Charles J. Pivirotto, a certified public accountant, has been the President of Pivirotto & Company, CPA’s PA, a certified public accounting firm, since 1997. Age 61. Director since 2007.

As a certified public accountant, Mr. Pivirotto provides the Board of Directors with valuable experience regarding accounting and financial matters.

The nominee standing for election to serve for a one-year term is:

Cynthia Sisco owns and manages an apartment complex and also manages several other residential properties. Age 59. Director since 2007.

Ms. Sisco’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank.

The following director has a term ending in 2017:

Paul M. Aguggia has served as the Chairman of the Board, President and Chief Executive Officer of Clifton Bancorp and Clifton Savings since January 1, 2014. Mr. Aguggia is the former Chairman and leader of the financial institutions practice group of the international law firm Kilpatrick Townsend & Stockton LLP, which has over 600 attorneys and 17 offices worldwide. Mr. Aguggia began his career at Willkie Farr & Gallagher LLP in New York City, and was associated with Muldoon Murphy & Aguggia LLP, a boutique banking law firm, for ten years, serving as Chairman of the firm from 2004 until its merger with Kilpatrick Townsend & Stockton LLP in 2008. Age 53. Director since 2014.

Mr. Aguggia’s extensive experience representing financial institutions of various sizes and degrees of complexity for nearly 25 years, including counseling such institutions on regulatory, compliance, operational, corporate governance, public offering, acquisition and various strategic matters, enables him to provide the Board of Directors with the leadership necessary to oversee the business and operations of Clifton Bancorp and Clifton Savings. In addition, Mr. Aguggia’s knowledge of Clifton Bancorp’s and Clifton Savings’ operations and governance, through his former service as our primary corporate, securities and bank regulatory counsel, combined with his success and strategic vision, position him well to serve as our Chairman, President and Chief Executive Officer.

The following directors have terms ending in 2018:

John H. Peto is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 70. Director since 1995.

Mr. Peto’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank. In addition, Mr. Peto’s insurance background provides the Board of Directors with experience with respect to an industry that complements the financial services provided by the Bank.

Joseph C. Smith is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Age 63. Director since 1994.

Mr. Smith’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and commercial and consumer environments. In addition, Mr. Smith offers the Board of Directors significant business experience from a setting outside of the financial services industry.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed BDO USA, LLP to be the Company’s independent registered public accounting firm for the 2017 fiscal year, subject to ratification by stockholders. A representative of BDO USA, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit/Compliance Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by stockholders at the annual meeting, the Audit/Compliance Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended March 31, 2016 and 2015 by BDO USA, LLP.

	2016	2015
Audit fees(1)	$192,324	$190,294
Audit related fees	—	—
Tax fees(2)	17,290	16,917
All other fees	—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)	Tax fees include the preparation of state and federal tax returns.

Policy on Audit/Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit/Compliance Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm to ensure that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended March 31, 2016, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

Proposal 3 — Advisory Vote on Executive Compensation

As required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2016 proxy statement, is hereby approved.”

At our last four annual meetings, our stockholders overwhelmingly approved the say-on-pay proposal. As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies; and

•	Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to provide our stockholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participate and the process we use to make specific compensation decisions for them:

Name	Title
Paul M. Aguggia	Chairman of the Board of Directors, President and Chief Executive Officer of the Company and the Bank

Bart D’Ambra	Executive Vice President and Corporate Secretary of the Company and Executive Vice President and Secretary of the Bank

Stephen Hoogerhyde	Executive Vice President of the Company and Executive Vice President and Chief Lending Officer of the Bank

Christine R. Piano	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank

Patricia C. Hrotko	Executive Vice President of the Company and Executive Vice President and Chief Revenue Officer of the Bank

Our Business Model and Approach to Driving Shareholder Value

We build value for stockholders by executing on a carefully considered business plan designed to produce solid results. The strength of our business model has enabled us to weather periods of economic downturn and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model and are consistent with the principles of safety and soundness and overall compliance. Our business model reflects the following key elements:

•	Emphasis on core deposit growth;

•	Prudent asset generation and diversification;

•	Technological advancement with respect to delivery channels;

•	Effective customer service and retention strategies;

•	Quality control thorough risk assessment and regulatory compliance;

•	Expansion into carefully selected market areas; and

•	Strategic acquisitions as opportunities arise.

Fiscal 2016 Business and Financial Highlights

Key business and financial highlights for fiscal 2016 include the following:

•	Expansion of our Product Portfolio – We expanded our product offerings to consumers and mid-sized businesses.

•	Net Income – Our fiscal 2016 net income totaled $5.40 million.

•	Strong Loan Growth – Our net loans increased 21.7% year over year and our emphasis on commercial real estate and multi-family lending resulted in a 106.9% increase in that portfolio. The balance between one- to four-family residential properties and commercial real estate shifted from fiscal 2015, as loans secured by one- to four-family real estate decreased from 86.7% at March 31, 2015 to 79.0% of total loans at March 31, 2016 and loans secured by commercial and multi-family real estate increased from 11.6% at March 31, 2015 to 19.7% of total loans at March 31, 2016.

•	Consistent Asset Quality – Our ratio of non-performing loans to total gross loans decreased to 0.47% at March 31, 2016 from 0.88% at March 31, 2015 and our non-performing assets to total assets decreased to 0.30% at March 31, 2016 from 0.48% at March 31, 2015.

•	Expansion of our Banking Footprint – We opened an innovative banking center in Hoboken, New Jersey equipped with advanced technology and reflecting a new, compact model for a brick-and-mortar branch, and we have also begun development of a new banking center in Montclair, New Jersey during fiscal 2017.

•	Capital Management – We deployed capital prudently by growing loans, through programs designed to shift deposit mix, and executing our share repurchase strategy.

Fiscal 2016 Executive Compensation Highlights

•	Base Salary Adjustments. Following the Compensation Committee’s annual review, our NEOs, other than Mr. Aguggia, received base salary adjustments that averaged 6.0%, generally consistent with Bank-wide and market adjustments. Mr. Aguggia’s base salary was not increased due in part to the Committee’s desire to shift his compensation mix over time toward greater reliance on variable pay as a component of his total compensation package.

•	Annual Incentive Plan. The Bank maintains a performance-based annual incentive plan for senior officers, including all NEOs, that ties individual award opportunities to a weighted mix of Company and individual performance objectives. Under the annual incentive plan, Mr. Aguggia received an award of 12.9% of base salary and awards to other NEOs averaged 12.8% of base salary. All awards were paid in cash after the conclusion of fiscal 2016.

•	Equity Incentive Plan. All of our NEOs received grants of restricted stock and stock options in fiscal 2016. The equity awards, which we believe were fair and reasonable in terms of alignment of our NEOs’ interests with stockholders and competitive practices, were based on individual contributions to achieving the Company’s strategic goals as well as a review of equity grant practices for newly-converted thrifts such as ourselves. We believe that the use of multi-year vesting on restricted stock and stock option awards serves as a retention tool for our executives. In addition, we believe that stock options support our growth strategy and reward our NEOs for increases in our stock price, while restricted stock awards link the value of the equity held by executives with the gains or losses experienced by our shareholders. See “—Long-Term Incentive Compensation” for the equity awards granted to our NEOs in fiscal 2016.

Our Compensation Strategy

Our approach to executive compensation is based on four simple strategic objectives:

Strategic Objective	How Our Programs Support our Strategy
Pay should reflect performance and support our strategic goals

•    Our incentive compensation program supports key elements of our strategic plan by focusing on Company and individual performance metrics tied to our business strategy.

•    We link pay to superior Company and individual performance by varying payouts under our incentive program based on performance results.

The interests of our executives should be aligned with the interests of our stockholders	• A meaningful portion of executive pay is provided in the form of equity and stock options. • We vest equity and options over an extended period of continued employment.

Incentive compensation programs should discourage excessive risk taking

•    Our compensation programs are designed to ensure that we do not create incentives for our executives to take unnecessary or excessive risks that could undermine the value of our Company.

•    Our review of the risk profile of our compensation programs is an annual and ongoing responsibility for our Compensation Committee and our management.

We must be competitive in the marketplace for talent

•    Our compensation plans, including our equity compensation plan, are designed to give us a competitive edge in the marketplace as we seek talent for our executive ranks.

•    Through our competitive compensation opportunities, we are able to recruit, retain and motivate an effective management team in a highly competitive market.

•    We target pay, including equity-based compensation, at competitive levels relative to our peers.

•    Our Compensation Committee receives the independent advice of a compensation consultant.

The Governance Framework for Executive Compensation Decisions

All decisions regarding executive compensation are made within the context of a solid governance framework that helps ensure an outcome that is consistent with our compensation strategy, the creation of stockholder value and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

•	We use Company and individual performance measures for our annual incentive plan that correlate to our business plan and the creation of stockholder value.

•	We design our executive compensation program to discourage excessive risk taking and monitor the implementation of the program regularly to ensure compliance with sound risk management principles and regulatory requirements.

•	We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and we seek advice from an independent compensation consultant on key executive compensation matters.

•	We encourage a meaningful ownership commitment from our senior officers and directors through our stock ownership and retention policy.

•	We have a “clawback” policy that allows us to recapture amounts paid to our executives on the basis of materially inaccurate financial results.

•	We do not allow our executives or directors to hedge or pledge Company stock.

•	We do not allow “single trigger” payouts or tax gross-ups under our employment and change in control agreements.

•	We do not allow stock option repricing without stockholder approval.

Our Executive Compensation Decision Making Process

Key Participants

The Compensation Committee

Our Compensation Committee, all the members of which are independent directors under current Nasdaq listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions. The Committee meets periodically throughout the year and, in fiscal 2016, met 21 times.

Key among the Committee’s responsibilities is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities and the certification of performance results. See “Corporate Governance and Board Matters” for a detailed discussion of the Committee’s responsibilities and membership.

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with the goals of our compensation philosophy and risk profile, the performance of both the Company and the individual and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives and his or her long-term potential as a senior executive.

Executive Management

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation.

Independent Compensation Consultant

The Compensation Committee has retained McLagan, an Aon Hewitt Company, as an independent compensation consultant. McLagan works with the Committee to review our executive compensation program, including the grants of equity-based compensation, and assess our program relative to our performance and the market. McLagan attends Committee meetings as requested and participates in discussions regarding executive compensation matters. While the Committee considers input from McLagan, the Committee’s decisions are a reflection of many factors and considerations. Management works with McLagan at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. McLagan does not provide other significant services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered McLagan’s independence for the 2016 fiscal year and whether its work raised conflicts of interest under Nasdaq listing standards. Considering these factors, the Committee assessed and determined that the work performed by McLagan does not create any conflict of interest and that McLagan is independent of the Company’s management.

Benchmarking

The Compensation Committee relies on a variety of external sources for executive compensation information, including the American Bankers Association Annual Compensation and Benefits Survey, the New Jersey Bankers Association Compensation Survey and data provided by McLagan. The Committee evaluates this information, focusing on institutions that have similar characteristics as the Bank, to determine the positioning of compensation for individual executives and to assess whether the Bank’s executive compensation structure remains competitive in the markets we serve. The Committee also obtains specific information from McLagan on general industry trends and emerging best practices that may influence the Committee’s deliberations. The Committee has not established a formal industry peer group for benchmarking purposes but will do so in the future.

Elements of Compensation

Our executives participate in a competitive compensation program that emphasizes performance and the creation of stockholder value. The elements of our program, the specific objectives for each element and a summary of how we implement each element are summarized in the table below:

Element	Objective	Implementation
Base Salary	• Provides each executive with fixed compensation. • Reflects the executive’s position and responsibilities, market competitiveness and dynamics and our overall pay structure.	Base salary is subject to annual review based on the Compensation Committee’s assessment of the executive’s individual performance and a competitive review of market practices.

Annual Incentives	• Provides competitive variable cash incentive opportunities that reward executive performance on Company and individual performance objectives.	The 2016 program provided award opportunities over a weighted mix of Company and individual performance objectives, ranging from 5% to 15% of base salary.

Long-Term Incentives

•    Provides an incentive for our executives to create stockholder value over the long-term.

•    Provides a meaningful portion of compensation paid in stock.

•    Aligns the compensation interests of our executives with the investment interests of our stockholders by awarding equity in the Company.

•    Provides our executives with a market-competitive program.

•    Provides a significant retention incentive by incorporating an extended vesting period.

Equity compensation is a key component of the overall compensation mix for our NEOs. We made awards in fiscal 2016 based on a variety of factors, including the need to retain key executives, individual performance and our continuing objective of improving the alignment between key personnel and our stockholders.

Retirement Benefits	• Participation in the same tax-qualified benefit plans as our rank-and-file employees to provide our executives with additional income after retirement	Our retirement program is based on our ESOP, which is funded by Bank contributions, and our 401(k) plan, which currently provides for employee elective deferral contributions and Bank matching contributions. Mr. Aguggia and Ms. Piano also participate in an excess benefits plan that provides them with benefits that, due to federal tax law limitations, cannot be allocated directly through the ESOP and 401(k) Plan. Mr. Aguggia does not participate in the Bank’s Directors’ Retirement Plan.

Perquisites

•    Limited perquisites that represent a minor portion of the overall annual compensation of our NEOs.

•    Perquisites are specifically targeted to items that help the executive fulfill the requirements of his/her position.

In 2016, perquisites included an automobile allowance for Mr. Aguggia, Ms. Piano, and Ms. Hrotko and use of a company cellular phone for all NEOs.

Employment/Change in Control Agreements

•    Help to ensure the continued availability of our NEOs in key positions in the event of a Change in Control.

•    Establishes market-competitive terms and conditions for the continuing employment of our NEOs.

•    Assists with an orderly transition of management if a change in control of the Company were to occur.

Our current NEO employment and change in control agreements include “double trigger” change in control protection. The agreements do not provide for tax gross-ups or tax indemnification payments.

Fiscal 2016 Executive Compensation Programs and Decisions

Our executive compensation review process began early in the year when the Compensation Committee, in consultation with our independent compensation consultant, determined the specific components of executive compensation and established a target pay mix for each NEO for the upcoming year. During this period, the Committee identified and selected the applicable Company and individual performance metrics for our new annual incentive compensation program. Our fiscal 2016 program included three primary components: (i) base salary, (ii) cash-based, annual incentive awards and (iii) grants of restricted stock and stock options.

Base Salary

Our named executive officers receive base salaries at levels that reflect the nature, scope, and complexity of their specific positions. The salaries of our named executive officers are reviewed annually to reflect their performance, ongoing contributions, and competitive market practices. Base salaries reflect the “fixed” portion of our total compensation and a reference point for targeting incentive compensation opportunities. As part of our salary review process, we obtain industry data from published sources and our independent compensation consultant to help provide context for our decisions.

Fiscal 2016 Base Salary Adjustments

Consistent with past practice, the Compensation reviewed the base salary levels of our NEOs in late 2015 as part of a Bank-wide review. The Committee authorized increases averaging 6.0% (ranging from 5.7% to 7.0%) for each NEO, other than Mr. Aguggia, based on an assessment of their compensation history relative to similarly situated officers at peer institutions, individual performance, the role of each officer in the Company’s senior management team and the significant and continuing contributions of each officer to the success of the Company. Mr. Aguggia’s base salary was not increased due in part to the Committee’s desire to shift his compensation mix over time toward greater reliance on variable pay as a component of his total compensation package.

Annual Incentive Compensation

Prior to fiscal 2015, our employees, including our NEOs, received discretionary cash bonuses that were based on the Committee’s assessment of individual and Company performance. In fiscal 2015, the Committee, in consultation with McLagan, initiated a pay-for-performance incentive plan for officers at the level of senior vice president and above with award opportunities linked to the attainment of specific Company and individual performance objectives. The Committee believes that the plan design provides specific incentives to achieve desired results and, therefore, enhances the alignment between executive compensation and the Company’s strategic objectives. Accordingly, this approach was continued for fiscal 2016.

Under the plan, each executive has a range of award opportunities, expressed as a percentage of base salary, that reflect performance at threshold, target and maximum levels. The plan also included two “gateway” requirements that must be satisfied in order for any award to be payable to a participant: (i) the Bank must not be under an order from its regulators and (ii) individual participants must have a performance rating of “Satisfactory” or better for the fiscal year. However, even if the gateway requirements are satisfied, no awards are provided for performance below the threshold.

Fiscal 2016 Performance Measures

For each participant in the 2016 plan, award opportunities were based on a weighted assessment of three Company financial metrics and three to five individual performance objectives. Each participant was assigned a different weighting of these elements based on his or her position and role. The Committee selected three financial metrics for the 2016 plan: (i) fiscal year net income, (ii) net interest margin and (iii) efficiency ratio. The Committee assigned a weighting to each metric to determine its contribution to the portion of the actual award attributable to financial results. The individual objectives were also weighted and reflected a range of items, including the completion of specific projects or initiatives under the Bank’s business plan. The CEO’s performance with respect to the individual objectives was evaluated by the Compensation Committee, while other participants were evaluated by the CEO and the Compensation Committee. The following table provides detail on the Company financial metrics that we used in the 2016 plan:

Fiscal 2016 Financial Metrics	Threshold	Target	Maximum	Fiscal 2016 Actual Results
Net Income (50% Weighting)	$4.5 million	$5.0 million	$5.5 million	$5.4 million
Net Interest Margin (30% Weighting)	2.30%	2.37%	2.56%	2.39%
Efficiency Ratio (20% Weighting)	72.0%	69.0%	64.0%	68.0%

Fiscal 2016 Incentive Award Opportunities

Award opportunities under the 2016 incentive plan were set by the Compensation Committee based on competitive market practice and defined as a percentage of each executive’s base salary at the beginning of the year. All incentive awards were paid in cash. The following table shows the fiscal 2016 award opportunities established by the Compensation Committee for our NEOs and the relative weighting of Company and individual metrics:

		Award Opportunities (as % of base salary)		Goal Weighting
	Threshold	Target	Maximum	Company	Individual
Paul Aguggia	5%	10%	15%	80%	20%
Bart D’Ambra	5%	10%	15%	50%	50%
Stephen Hoogerhyde	5%	10%	15%	50%	50%
Christine Piano	5%	10%	15%	70%	30%
Tricia Hrotko	5%	10%	15%	70%	30%

Fiscal 2016 Annual Incentive Plan Awards

As shown in the table above, the Company’s fiscal 2016 results reflected performance between the target and maximum award levels for net income, net interest margin and efficiency ratio. Each of our NEOs also achieved performance between target and maximum levels for his or her individual incentive goal When considered together with each executive’s level of performance with respect to the individual goals, the Compensation Committee authorized an award for our CEO at 12.9% of base salary, and awards averaging 12.8% of base salary for the other NEOs.

Long-Term Incentive Compensation

When it was organized in the mutual holding company structure, the Company’s ability to grant equity compensation to our NEOs was subject to significant regulatory restrictions. These restrictions meant that we were unable to grant equity in order to increase our executives’ equity holdings and their correspondent alignment with shareholders over time. This is evidenced by the fact that, prior to fiscal 2016, none of our NEOs had received equity awards since 2005, and our CEO had not been granted equity since joining the Company in 2014. Following our second-step conversion in 2014 and shareholder approval of the 2015 Equity Incentive Plan, the Compensation Committee was, for the first time in several years, in a position to provide our NEOs with long-term incentive compensation in the form of restricted stock awards and stock option grants.

In making long-term incentive awards, the Committee considered a variety of factors including (i) the relationship of proposed grants to each NEO’s total compensation, (ii) the performance of NEOs and their contribution to the Company’s success, (iii) grant practices among other newly converted financial institutions and other peer institutions and (iv) the need to attract and retain key personnel. Working with McLagan, the Committee developed an equity award strategy that considered these factors. Specifically, the Committee adopted an approach that would authorize initial one-time grants to key personnel, including the NEOs, in order to meaningfully increase their alignment with stockholders. The adopted approach also provided for grants to other officers as part of a performance review and overall compensation. Each NEO received restricted stock awards and stock options that vest over five years on the anniversary of the grant date. The Committee believes that the five-year vesting period is appropriate considering the magnitude of the awards and its desire that the awards provide a significant retention incentive to recipients. All awards were made under, and are subject to the terms and conditions of, the 2015 Equity Incentive Plan. While we recognize that the magnitude of the one-time stock and option awards is unusual in terms of normal annual compensation for many banks comparable to our size, we believe that the awards were fair and reasonable in light of the competitive practices of newly-converted thrifts, the absence of equity awards for a substantial period of time, and the desire to increase the alignment of our NEOs’ interests with stockholders. For specific information on NEO awards, see “Executive Compensation – Grants of Plan-Based Awards.”

Other Executive Benefits

Employment Agreements and Change in Control Benefits

Our named executive officers, other than Ms. Hrotko, are covered by employment agreements providing specified severance benefits and benefit continuation in the event of their termination without cause or for good reason (as defined in the agreement), disability, and after a change in control. Ms. Hrotko entered into a change in control severance agreement with the Bank when she joined the Bank in 2014. No severance benefits are payable if the executive dies, is terminated for cause or upon the executive’s voluntary resignation without good reason. In the change in control context, the agreements are “double trigger,” requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. For additional information regarding the terms of these agreements, see the section headed Potential Post-Termination Payments and Benefits following the Summary Compensation Table.

The Committee, with management support, follows a policy that all employment agreements must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for “golden parachute” excise tax liabilities. The Committee believes that the agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change in control process and (iii) reflect an important element of a competitive compensation package for the NEOs.

Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan (the “ESOP”). In connection with our second-step conversion, our ESOP acquired an additional 1,023,566 shares to ensure the continued availability of this benefit for our employees. The ESOP has fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables our employees to supplement their retirement savings with elective deferral contributions and Bank matching contributions. Mr. Aguggia and Ms. Piano participate in a non-qualified excess benefits plan that provides them with benefits that cannot be allocated to them under the ESOP or the 401(k) as a result of Internal Revenue Code limits applicable to tax-qualified plans. For additional information regarding the supplemental retirement benefits plan, please see the section headed Potential Post-Termination Payments and Benefits following the Summary Compensation Table.

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, life insurance, and disability plans on terms consistent with industry practice and available to all employees. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

Other Considerations

Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the following guidelines:

•	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

•	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

•	The Bank must have strong and effective corporate governance to help ensure sound compensation practices.

The Compensation Committee monitors our incentive compensation programs regularly to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. An important element of our risk management process is the identification of the extent of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. We maintain a comprehensive risk management process and strong internal controls to manage risks arising out of our incentive compensation program.

We do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs our balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the controls we place on our business operations and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

Stock Ownership and Retention Requirements

We maintain formal stock ownership guidelines for named executive officers and outside directors. While our NEOs and directors own meaningful interests in the Company, we recognize that the implementation of formal guidelines is considered a best practice and will affirm our formal commitment to stock ownership and retention as a central element of our compensation philosophy. Under the guidelines, we established the following ownership levels for the NEOs and outside directors:

Position	Stock Ownership and Retention Guidelines
CEO	3x base salary
Other Named Executive Officers	2x base salary
Non-Employee Directors	3x annual retainer and fees

Each individual has five years from the date of adoption of the policy (or, if applicable, the point of initial service) to meet the ownership guidelines. We count awards under our equity compensation program, stock allocated through our ESOP and the related excess benefits plan and shares acquired through our 401(k) plan towards compliance with the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

Recoupment of Incentive Compensation

It has long been our practice to review past incentive compensation awards in light of any material restatement of our financial results. The Compensation Committee has adopted a formal recoupment or “clawback” policy that applies to both annual and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements or if such compensation is attributable to actions on the part of an executive that result in or are reasonably expected to expose the Company to material actual or potential risk.

Hedging and Pledging of Company Stock

We maintain a formal policy that prohibits our directors and executive officers from hedging the value of our stock. The policy bars the purchase and sale or puts, calls, options or other derivative securities based on Company stock or other transactions related to the monetization of the value of our stock. In addition, officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption, and on an annual basis, to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to Internal Revenue Code Section 162(m). However, the Compensation Committee has the discretion to provide our executives with non-deductible forms of compensation.

Equity Compensation Grant and Award Practices

Equity awards are based on the Compensation Committee’s evaluation of the individual’s role in the Company, his or her individual performance and consideration of peer group practices with respect to similarly situated individuals. As a general matter, the Compensation Committee’s process has been independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information, such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. We set the exercise price of stock options as of the date of Compensation Committee action by reference to the applicable provisions of our equity compensation plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

The Compensation Committee of Clifton Bancorp Inc.

Joseph C. Smith, Chairman

Stephen Adzima

John H. Peto

Charles J. Pivirotto

Cynthia Sisco

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the Company’s named executive officers, as identified by the Company pursuant to the rules of the Securities and Exchange Commission. The table below shows the full fair value of stock awards and option awards on the date of grant. The actual value of stock awards and option awards depend on an executive’s continued service and the market value of Clifton Bancorp Inc. common stock at the time of vesting. The awards below vest over a five-year period beginning on September 2, 2016. There can be no assurance that the actual values received will be at or near the values reflected below.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Paul M. Aguggia Chairman, President and Chief Executive Officer of the Company and the Bank	2016 2015 2014	$650,000 650,000 162,500	$	— 250,000 —	$1,888,814 — —	$500,524 — —	$83,827 97,500 —	$261,669 267,442 2,100	$3,384,834 1,014,942 414,600
Bart D’Ambra (5) Executive Vice President and Corporate Secretary of the Company and the Bank	2016 2015 2014	177,500 167,231 158,762		— — 10,192	472,207 — —	83,420 — —	22,543 23,450 —	75,587 60,384 36,665	831,257 251,065 205,619
Stephen Hoogerhyde Executive Vice President of the Company and Executive Vice President and Chief Lending Officer of the Bank	2016 2015 2014	177,500 171,307 164,002		— — 10,529	472,207 — —	83,420 — —	23,468 23,100 —	73,422 61,416 36,946	830,017 255,823 211,477
Christine R. Piano, CPA Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank	2016 2015 2014	218,750 193,125 179,197		— — 11,504	849,970 — —	194,648 — —	30,266 32,250 —	97,016 67,364 41,276	1,390,650 292,739 231,977
Patricia C. Hrotko (6) Executive Vice President of the Company and Executive Vice President and Chief Revenue Officer of the Bank	2016 2015 2014	177,500 166,750 —		— — —	472,207 — —	83,420 — —	23,998 25,813 —	68,887 — —	826,012 192,563 —

(1)	Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based on Clifton Bancorp’s $13.84 stock price as of the date of the September 2, 2015 grant date. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto.
(2)	Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 for outstanding stock option awards for each of the named executive officers based upon a $1.63 fair value for each option using the Black-Scholes option pricing model. Clifton Bancorp uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see note 10 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.
(3)	Represents amounts earned under the Clifton Savings Bank Performance Incentive Compensation Plan for fiscal 2016 and paid in the subsequent fiscal year.
(4)	For 2016, amounts include, but are not limited to, employee stock ownership plan allocations valued at $78,618, $66,273 $64,776, $81,714 and $58,116 for Mr. Aguggia, Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano and Ms. Hrotko, respectively, and matching contributions under the Bank’s 401(k) Plan for all executive officers listed. Mr. Aguggia also had a supplemental ESOP benefit and a 401(k) Plan matching contribution made through the Bank’s supplemental executive retirement plan. For Mr. Aguggia, Ms. Piano, and Ms. Hrotko amounts also include automobile allowance.

(5)	On April 1, 2016, Mr. D’Ambra notified Clifton Bancorp that (i) he will be retiring effective December 31, 2016 and (ii) effective as of April 1, 2016, he would relinquish his duties as Chief Operating Officer of Clifton Bancorp and Clifton Savings. Effective upon his retirement, Mr. D’Ambra will forfeit all unvested restricted stock and option awards that the Company had granted to him prior to the effective time of his retirement.
(6)	Ms. Hrotko was employed effective April 1, 2014. Accordingly, no compensation information is provided for prior periods.

Employment Agreements

Clifton Bancorp and Clifton Savings have entered into employment agreements with Messrs. Aguggia, D’Ambra and Hoogerhyde and Ms. Piano (collectively referred to herein as the “executives”). Each employment agreement provides for a three-year term. The term of each of the agreements with Clifton Bancorp automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years. The Board of Directors of Clifton Savings may extend the terms of the employment agreements with Clifton Savings annually. The terms of the agreements with Clifton Savings currently expire on December 31, 2018, except for Mr. D’Ambra. On April 1, 2016, Mr. D’Ambra voluntarily terminated his employment agreements with Clifton Bancorp and Clifton Savings in connection with his notice to the Company that (i) he will be retiring effective December 31, 2016 and (ii) effective as of April 1, 2016, he would relinquish his duties as Chief Operating Officer of Clifton Bancorp and Clifton Savings.

Current base salaries for Messrs. Aguggia, D’Ambra and Hoogerhyde and Ms. Piano are $650,000, $185,000, $185,000 and $230,000, respectively. The Company and Bank Compensation Committees annually review the executives’ base salaries. In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to each executive. The agreements also provide for certain payments to the executives following their termination of employment due to a change in control, their death, disability, or upon termination without Just Cause (as defined in each agreement). See “—Potential Payments on Termination of Employment or Change in Control” for a discussion of the benefits upon termination under each circumstance.

The Bank or the Company will pay or reimburse the executives for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company will indemnify the executives to the fullest extent legally allowable. In addition, the employment agreements provide that, except in the event of a change in control, the executives are subject to a one-year non-compete in the event their employment is terminated.

On January 6, 2016, the Board of Directors of the Company and the Bank approved certain amendments to the previously executed employment agreements between the Company, the Bank and Mr. Aguggia. The amendments revised Mr. Aguggia’s respective employment agreements with the Company and the Bank to provide that, in the event of disability (as such term is defined in the agreements), Mr. Aguggia’s obligations to perform services to the Company and the Bank under the employment agreements will terminate and Mr. Aguggia will continue to receive (x) 100% of his monthly base salary (at the annual rate in effect on his date of termination) through the 180th day following his date of termination by reason of disability and (y) 60% of his monthly base salary from the 181st day following termination through the first to occur of (i) his death, (ii) the date he attains age 65 or (iii) the third anniversary of his termination by reason of disability. Prior to this amendment to Section 11(b)(ii) of the employment agreements, after the 180th day following his date of termination, Mr. Aguggia would have been entitled to receive 60% of his monthly base salary through the earlier of his death or the date he attained age 70. The amendments also modified Mr. Aguggia’s employment agreement by adopting a “best net benefits” approach in the event that severance benefits under the agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.

Change in Control Agreement

The Bank maintains a change in control agreement with Ms. Hrotko that provides certain severance benefits if her employment is terminated in connection with a change in control of the Company or the Bank. The agreement provides for a term of twenty-four (24) months. On the anniversary date of the agreement, and following a review of Ms. Hrotko’s job performance, the Board of Directors may extend the agreement for an additional year such that the term of the agreement will remain at twenty-four (24) months. The current term of the agreement runs through April 1, 2018.

See “—Potential Post-Termination Benefits” for a discussion of the benefits and payments Ms. Hrotko may receive under her change in control agreement.

Grants of Plan-Based Awards

Performance Incentive Compensation Plan. The following table provides information concerning our grants of plan-based awards for the named executive officers during fiscal 2016 under the Clifton Savings Bank Performance Incentive Compensation Plan.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
	5% Threshold	10% Target	15% Maximum
Paul M. Aguggia	$32,500	$65,000	$97,500
Bart D’Ambra	9,250	18,500	27,750
Stephen Hoogerhyde	9,250	18,500	27,750
Christine R. Piano	11,500	23,000	34,500
Patricia C. Hrotko	9,250	18,500	27,750

(1)	These columns show the possible payouts for each named executive officer under Clifton Savings Bank’s Performance Incentive Compensation Plan. See “Summary Compensation Table” for actual non-equity incentive plan awards earned in fiscal 2016 which was paid in fiscal 2017.

2015 Equity Incentive Plan. The following table provides information concerning restricted stock and stock option awards granted to the named executive officers in fiscal 2016 under the Clifton Bancorp Inc. 2015 Equity Incentive Plan.

	Grant Date	Number of Shares of Stock or Units (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (3)
Paul M. Aguggia	09/02/2015	136,475	—	$—	$1,888,814
	09/02/2015	—	307,070	13.84	500,524
Bart D’Ambra	09/02/2015	34,119	—	—	472,207
	09/02/2015	—	51,178	13.84	83,420
Stephen Hoogerhyde	09/02/2015	34,119	—	—	472,207
	09/02/2015	—	51,178	13.84	83,420
Christine R. Piano	09/02/2015	61,414	—	—	849,970
	09/02/2015	—	119,416	13.84	194,648
Patricia C. Hrotko	09/02/2015	34,119	—	—	472,207
	09/02/2015	—	51,178	13.84	83,420

(1)	For all named executive officers, restricted shares vest in five equal installments beginning on the first anniversary of the grant date.
(2)	For all named executive officers, options vest in five equal annual installments beginning on the first anniversary of the grant date.
(3)	Sets forth the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of all restricted stock awards is equal to the number of awards multiplied by $13.84, the closing price for Clifton Bancorp’s common stock on the date of grant. The grant date fair value for stock option awards is equal to the number of options multiplied by a fair value of $1.63, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see note 10 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016.

Nonqualified Deferred Compensation

Clifton Savings sponsors a supplemental executive retirement plan to provide for supplemental retirement benefits related to its employee stock ownership plan and the 401(k) plan. The plan provides benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) plan or the employee stock ownership plan as a result of eligibility requirements of the plans and/or limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these eligibility requirements and/or Internal Revenue Code limitations. Mr. Aguggia and Ms. Piano are currently the only participants in the plan. Ms. Piano received no benefits under the plan during fiscal 2016. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the plan also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loans. See “—Potential Payments on Termination of Employment or Change in Control” for further discussion of these benefits.

The following table provides information with respect to the Bank’s non-qualified supplemental executive retirement plan.

Name	Plan Name	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Fiscal 2016	Aggregate Balance at Last Fiscal Year End
Paul M. Aguggia	Supplemental Executive Retirement Plan	$145,321	$5,013	$423,534

(1)	Registrant contributions are reported as “other compensation” in 2016 in the Summary Compensation Table.

Outstanding Option and Restricted Stock Awards at March 31, 2016

The following table provides information concerning unexercised options and unvested shares of restricted stock for each named executive officer outstanding as of March 31, 2016.

Name	Gramt Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (3)
Paul M. Aguggia	09/02/2015	—	307,070	$13.84	09/02/2025	136,475	$2,063,502
Bart D’Ambra	09/02/2015	—	51,178	13.84	09/02/2025	34,119	515,879
Stephen Hoogerhyde	09/02/2015	—	51,178	13.84	09/02/2025	34,119	515,879
Christine R. Piano	09/02/2015	—	119,416	13.84	09/02/2025	61,414	928,580
Patricia C. Hrotko	09/02/2015	—	51,178	13.84	09/02/2025	34,119	515,879

(1)	Options vest in five equal installments beginning one year from the date of grant.
(2)	Restricted shares vest in five equal installments beginning one year from the date of grant.
(3)	Based upon Clifton Bancorp’s closing stock price of $15.12 on March 31, 2016.

Option Exercises and Stock Vested

The following table provides information with respect to the exercise of stock option awards for our named executive officers, on an aggregate basis, during fiscal 2016. Aside from the individual listed below, no named executive officer exercised stock options during fiscal 2016.

		Option awards
Name	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Christine R. Piano	05/12/2015	44,981	$158,746
	05/13/2015	23,437	82,959
	05/14/2015	7,104	25,216

(1)	The value realized upon exercise is equal to the aggregate fair market value on the date of exercise, less the aggregate exercise price on the grant date, multiplied by the number of shares exercised.

Potential Payments on Termination of Employment or Change in Control

The following is a description of the potential payments we will make to our named executive officers upon the termination of their employment or a change in control of the Company and the Bank. In each of the scenarios described below, all benefits credited to Mr. Aguggia and Ms. Piano under the supplemental executive retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to them upon termination of employment for any reason.

Payments Made Upon Termination for Just Cause or Upon Voluntary Resignation (Including Retirement). If we terminate a named executive officer’s employment for just cause (as defined in the employment agreements) or if an executive voluntary resigns under circumstances that would not constitute good reason (as defined in the employment agreements), including retirement, the executive will receive his or her base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits. All vested stock options will remain exercisable in accordance with the terms of the option agreements.

Payments Made Upon Termination Without Just Cause or Resignation for Good Reason. If we terminate an executive’s employment other than for just cause, or an executive voluntarily terminates his or her employment for good reason (as defined in the employment agreement), the executive (or, upon his or her subsequent death, his or her beneficiary) would receive a lump sum cash payment equal to the sum of (a) the base salary and incentive compensation that would have been paid for the remaining term of the employment agreement; (b) the value of any unvested restricted stock and stock options as of the termination date (that would not otherwise vest as a result of the termination), plus (c) the value of employee benefits that would have been provided for the remaining term of the employment agreement (based on the most recent level of contribution, accrual or other participation by or on behalf of the executive). We would also provide continued life, medical, health and disability insurance coverage for the remaining term of the employment agreement. Under the employment agreements, each executive must adhere to a one-year, non-competition restriction if we terminate his or her employment other than for just cause or if the executive terminates employment for good reason.

Payments Made Upon Disability. Under Mr. Aguggia’s employment agreement, if he becomes disabled, we will provide him with a monthly disability benefit equal to 100% of his monthly base salary through the 180th day following his termination due to disability, and 60% of his base salary from the 181st day after termination through the earlier of (i) his death, (ii) his attainment of age 65 or (iii) the third anniversary of his termination by reason of disability. Under Mr. Hoogerhyde’s and Ms. Piano’s employment agreements, if either executive becomes disabled, we will provide him or her with a monthly disability benefit equal to 100% of the executive’s monthly base salary through the 180th day following the executive’s termination due to disability, and 60% of the executive’s base salary from the 181st day after termination through the earlier of the executive’s death or attainment of age 70. All disability payments under the employment agreements are reduced by the amount of any short- or long-term disability benefits payable to the contracted named executive officers under Bank-sponsored disability plans. Mr. Aguggia, Mr. D’Ambra, Mr. Hoogerhyde, Ms. Piano and Ms. Hrotko all participate in both a short-term and long-term disability plan sponsored by Clifton Savings and are entitled to benefits under the plan based on age and compensation. In addition, during any period of disability, the executive and his or her dependents will receive all benefits under the plan (including without limitation, retirement plans, medical, and life insurance plans), to the greatest extent possible, on the same terms as if the executive was actively employed.

Payments Made Upon Death. Under the employment agreements, upon an executive’s death, we will pay the executive’s estate any accrued but unpaid salary or bonus payments through the date of death. In addition, for a period of six months after the executive’s death, we will continue to provide his or her dependents medical insurance benefits existing on the date of death and shall pay the executive’s beneficiary all salary compensation that would otherwise be payable to him or her under the employment agreement. In addition, the beneficiary for each executive participating in the supplemental executive retirement plan will be entitled to his or her account balance as of his or her date of death.

Upon an executive’s death, outstanding stock options granted pursuant to our 2015 Equity Incentive Plan will remain exercisable until the earlier of one year from the date the executive dies or the original expiration of the stock options.

Payments Made Upon Termination Following a Change in Control. If we, or our successors, terminate Mr. Aguggia’s, Mr. D’Ambra’s, Mr. Hoogerhyde’s or Ms. Piano’s employment in connection with or following a change in control, or if any of these executives terminates employment for good reason in connection with or following a change in control, then, pursuant to the terms of the employment agreements, we will pay the executive a cash severance payment equal to the greater of (i) the payments and benefits due for the remaining term of the employment agreement or (ii) three times the sum of: (a) the executive’s average base salary for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (b) the average incentive or bonus compensation paid for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (c) the average income realized on the vesting of stock awards for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), (d) the average of the contributions made on an executive’s behalf to the 401(k) plan or employee stock ownership plan and supplemental plans for the five years preceding the change in control (or, if a lesser period, the executive’s actual period of employment), and (e) the average of any other taxable income for the five years preceding the change in control(or, if a lesser period, the executive’s actual period of employment) excluding income realized with respect to stock options and income related to the distribution of benefits under any retirement plan. We will also provide the executives and their dependents continued health, medical, life and disability insurance and, if applicable, automobile usage, for three years following termination of employment.

In addition, the Bank’s change in control agreement with Ms. Hrotko provides that, in the event that her employment is terminated in connection with a change in control (as such term defined in the agreement), Ms. Hrotko will be entitled to receive (i) a lump sum payment equal to two times her base salary as of her termination date and (ii) continued benefit coverage under the Bank’s health and welfare plans for a period of twenty-four months following her termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements with our current executive officers limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G. On January 6, 2016, the Board of Directors approved certain amendments to Mr. Aguggia’s employment agreements with the Company and the Bank that, among other things, adopted a “best net benefits” approach in the event that severance benefits under the agreement or otherwise result in “excess parachute payments” under Section 280G. Applying the “best net benefits” methodology, the agreement provides for two separate calculations to address the application of Section 280G to payments that are contingent on a change in control. The first calculation establishes the after-tax benefit to the executive if the aggregate change in control-related payments are reduced below his Section 280G threshold, thereby avoiding the excise tax. The second calculation determines the after-tax benefit if the payments are made without reduction, and the executive’s after-tax benefit reflects payment of the golden parachute excise tax by the executive. The calculation that yields the greatest after-tax benefit to the executive determines whether the executive’s benefits are subject to reduction or whether the executive will receive all change in control-related benefits.

Under the terms of our ESOP, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Company common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s limitation under Section 280G.

Under the terms of the supplemental executive retirement plan, a participant will receive a cash payment in the event of a change in control equal to the benefit the participant would have received under the employee stock ownership plan had the participant remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the participant’s behalf. In addition, all benefits credited to participants under the supplemental executive retirement plan are nonforfeitable and will be distributed upon termination of employment for any reason. Payments under the Bank’s supplemental executive retirement plan are not categorized as parachute payments and, therefore, do not count towards a participating executive’s limitation under Section 280G.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each of our current named executive officers upon termination for just cause or upon voluntary resignation, termination without just cause or resignation for good reason, change in control with termination of employment and disability is shown below. The amounts shown assume that such termination was effective as of March 31, 2016, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The tables do not reflect the executive’s account balances in the Clifton Savings Bank tax-qualified retirement plans to which each executive has a non-forfeitable interest.

The following table provides the amount of compensation payable to Mr. Aguggia for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$5,364,394	$864,012	$366,914	$3,370,170
Intrinsic value of accelerated stock options (2)	—	—	393,050	393,050	393,050
Health and welfare benefits and fringe benefits	—	66,468	66,468	11,078	66,468
Intrinsic value of accelerated vesting of restricted stock (2)	—	—	2,063,502	2,063,502	2,063,502
Additional payment under SERP	—	—	—	—	3,235,256	(3)

Total payment	$—	$5,430,862	$3,387,032	$2,834,544	$9,128,446	(4)

(1)	Assumes termination by reason of disability at March 31, 2016 and payment of disability benefits through third anniversary of termination of employment by reason of disability as reduced by the Bank’s long and short-term disability plans.
(2)	Represents the intrinsic value based on the fiscal 2016 year-end closing price per share of Clifton Bancorp common stock of $15.12.
(3)	Additional supplemental executive retirement plan benefit paid in the event of a change in control and full repayment of all outstanding employee stock ownership plan loans.
(4)	Benefit is subject to the best net benefits provision in Mr. Aguggia’s employment agreement. Applying the “best net benefits” methodology, the agreement provides for two separate calculations to address the application of Section 280G to payments that are contingent on a change in control. The first calculation establishes the after-tax benefit to the executive if the aggregate change in control-related payments are reduced below his Section 280G threshold, thereby avoiding the excise tax. The second calculation determines the after-tax benefit if the payments are made without reduction, and the executive’s after-tax benefit reflects payment of the golden parachute excise tax by the executive. The calculation that yields the greatest after-tax benefit to the executive determines whether the executive’s benefits are subject to reduction or whether the executive will receive all change in control-related benefits.

The following table provides the amount of compensation payable to Mr. D’Ambra for each of the situations listed below. As previously disclosed, on April 1, 2016, Mr. D’Ambra voluntarily terminated his employment agreements with Clifton Bancorp and Clifton Savings.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$1,767,518	$176,993	$103,772	$744,715
Intrinsic value of accelerated stock options (2)	—	—	65,507	65,507	65,507
Health and welfare benefits and fringe benefits	—	38,292	28,719	4,787	28,719
Intrinsic value of accelerated vesting of restricted stock (2)	—	—	515,879	515,879	515,879

Total payment	$—	$1,805,810	$787,098	$689,945	$1,354,820	(3)

(1)	Assumes termination by reason of disability at March 31, 2016 and payment of disability benefits through Mr. D’Ambra’s 70th birthday. Does not reflect benefits provided under the Bank’s long and short-term disability plans.
(2)	Represents the intrinsic value based on the fiscal 2016 year-end closing price per share of Clifton Bancorp common stock of $15.12.
(3)	The employment agreement provides that if Mr. D’Ambra’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Mr. D’Ambra’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Mr. Hoogerhyde for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$1,802,654	$287,993	$104,234	$749,318
Intrinsic value of accelerated stock options (2)	—	—	65,507	65,507	65,507
Health and welfare benefits and fringe benefits	—	39,468	88,803	4,934	29,601
Intrinsic value of accelerated vesting of restricted stock (2)	—	—	515,879	515,879	515,879

Total payment	$—	$1,842,122	$958,182	$690,554	$1,360,305	(3)

(1)	Assumes termination by reason of disability at March 31, 2016 and payment of disability benefits through Mr. Hoogerhyde’s 70th birthday. Does not reflect benefits provided under the Bank’s long and short-term disability plans.
(2)	Represents the intrinsic value based on the fiscal 2016 year-end closing price per share of Clifton Bancorp common stock of $15.12.
(3)	The employment agreement provides that if Mr. Hoogerhyde’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Mr. Hoogerhyde’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Ms. Piano for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability(1)	Death	Change in Control With Termination of Employment
Cash severance payment	$—	$2,561,092	$568,935	$130,133	$878,414
Intrinsic value of accelerated stock options (2)	—	—	152,852	152,852	152,852
Health and welfare benefits and fringe benefits	—	38,292	172,314	4,787	28,719
Intrinsic value of accelerated vesting of restricted stock (2)	—	—	928,580	928,580	928,580
Additional payment under SERP	—	—	—	—	305,696	(3)

Total payment	$—	$2,599,384	$1,822,681	$1,216,352	$2,294,261	(4)

(1)	Assumes termination by reason of disability at March 31, 2016 and payment of disability benefits through Ms. Piano’s 70th birthday. Does not reflect benefits provided under the Bank’s long and short-term disability plans.
(2)	Represents the intrinsic value based on the fiscal 2016 year-end closing price per share of Clifton Bancorp common stock of $15.12.
(3)	Additional supplemental executive retirement plan benefit paid in the event of a change in control and full repayment of all outstanding employee stock ownership plan loans.
(4)	The employment agreement provides that if Ms. Piano’s change in control payments and benefits in the aggregate constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the total change in control payment will be reduced to $1.00 less than three times Ms. Piano’s base amount as determined in accordance with Section 280G of the Internal Revenue Code. See “Potential Payments on Termination of Employment or Change in Control – Payments Made Upon Termination Following a Change in Control” for the definition of base amount.

The following table provides the amount of compensation payable to Ms. Hrotko for each of the situations listed below. Ms. Hrotko’s change in control agreement provides for a lump sum cash severance benefit in the event her employment is terminated in connection with a change in control as well as continued health insurance. All outstanding equity awards held by Ms. Hrotko will also vest upon a change in control.

Payments Due Upon
Payment and Benefit	Change in Control With Termination of Employment
Cash severance payment	$370,000
Health and welfare benefits and fringe benefits	18,656
Intrinsic value of accelerated stock options (1)	65,507
Intrinsic value of accelerated vesting of restricted stock (1)	515,879

Total payment	$970,042

(1)	Represents the intrinsic value based on the fiscal 2016 year-end closing price per share of Clifton Bancorp common stock of $15.12.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Clifton Bancorp common stock during the year ended March 31, 2016.

Policies and Procedures Governing Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

The outstanding loans made by the Bank to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Company maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the Chief

Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 1, 2017. If next year’s annual meeting is held on a date more than 30 calendar days from August 10, 2017, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit/Compliance Committee, Charles J. Pivirotto, at (973) 473-2200. Other communications to the Board of Directors may be made to the Chairman of the Nominating/Corporate Governance Committee, John H. Peto, or Joseph C. Smith, Lead Independent Director, at (973) 473-2200. Communications to individual directors may be made to such director at (973) 473-2200.

MISCELLANEOUS

The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy materials to the beneficial owners of Clifton Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended March 31, 2016 as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on June 17, 2016 upon written request to Bart D’Ambra, Clifton Bancorp Inc., 1433 Van Houten Avenue, Clifton, New Jersey 07015.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

BY ORDER OF THE BOARD OF DIRECTORS

Bart D’Ambra

Executive Vice President and Corporate Secretary

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on August 10, 2016.
Vote by Internet • Go to www.investorvote.com/CSBK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH BELOW.

1.	Election of Directors: Three-Year Terms:	For	Withhold		For	Withhold	+

	01 - Stephen Adzima	☐	☐	02 - Charles J. Pivirotto	☐	☐

	One-Year Term:	For	Withhold

	03 - Cynthia Sisco	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2017.	☐	☐	☐	3.	The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Mark here if you no longer		Meeting Attendance
			wish to receive paper annual meeting materials and instead view them online.	☐	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON AUGUST 10, 2016.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.investorvote.com/csbk

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

REVOCABLE PROXY — CLIFTON BANCORP INC.

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 10, 2016

9:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Peto and Joseph C. Smith, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 10, 2016, at 9:00 a.m., local time, at the Venetian, 546 River Drive, Garfield, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 29, 2016 and 2016 Annual Report to Stockholders.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED
		NOMINEES AND THE PROPOSALS SET FORTH BELOW.					+
1. Election of Directors:
Three-Year Terms:		For	Withhold		For	Withhold

01 - Stephen Adzima		☐	☐	02 - Charles J. Pivirotto	☐	☐

One-Year Term:		For	Withhold

03 - Cynthia Sisco		☐	☐

	For	Against	Abstain		For	Against	Abstain
2. The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2017.	☐	☐	☐	3. The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02E3WA

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON AUGUST 10, 2016.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.edocumentview.com/csbk

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — CLIFTON BANCORP INC.

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 10, 2016

9:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Peto and Joseph C. Smith, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 10, 2016, at 9:00 a.m., local time, at the Venetian, 546 River Drive, Garfield, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 29, 2016 and 2016 Annual Report to Stockholders.

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying to Pentegra Trust Company, our ESOP Trustee, your voting instructions with respect to the shares of Clifton Bancorp Inc. (the “Company”) common stock you have allocated to your account. You are being asked to provide voting instructions to the ESOP Trustee on the proposals presented at the Annual Meeting of Stockholders of the Company to be held on August 10, 2016. Also enclosed are a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Bancorp Inc. Annual Report to Stockholders.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of the Company in common stock allocated to your ESOP account as of June 17, 2016, the record date for the Annual Meeting.

The ESOP Trustee will vote all allocated shares of Company common stock as directed by participants. The ESOP Trustee will vote unallocated shares of common stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization form and return it in the enclosed, postage-paid envelope no later than Wednesday, August 3, 2016. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that Pentegra Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of Clifton Bancorp Inc. (the “Company”) common stock under the Clifton Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 10, 2016.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Stephen Adzima and Charles J. Pivirotto (three-year terms)

Cynthia Sisco (one-year term)

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2017.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than August 3, 2016.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying to Pentegra Trust Company, the 401(k) Plan Trustee, your voting instructions with respect to the shares of Clifton Bancorp Inc. (the “Company”) common stock you have credited to your account in the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”). You are being asked to provide voting instructions to the 401(k) Plan Trustee on the proposals presented at the Annual Meeting of Stockholders of the Company to be held on August 10, 2016. Also enclosed are a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Bancorp Inc. Annual Report to Stockholders.

As a participant in the 401(k) Plan, you are entitled to direct the 401(k) Plan Trustee how to vote the shares of Company common stock credited to your account as of June 17, 2016, the record date for the Annual Meeting. To direct the 401(k) Plan Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization form and return it in the enclosed, postage-paid envelope no later than Wednesday, August 3, 2016. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Clifton Bancorp Inc. (the “Company”) common stock credited to me under the Clifton Savings Bank 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 10, 2016.

You are to vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Stephen Adzima and Charles J. Pivirotto (three-year terms)

Cynthia Sisco (one-year term)

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Clifton Bancorp Inc. for the year ending March 31, 2017.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

NOMINEES AND THE PROPOSALS SET FORTH IN (2) A ND (3) ABOVE.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than August 3, 2016.